Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE CRISPR THERAPEUTICS AG

2026 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Shares:

Grant Date:

Pursuant to the CRISPR Therapeutics AG 2026 Stock Option and Incentive Plan as amended and in effect from time to time (the “Plan”), CRISPR Therapeutics AG (the “Company”) hereby grants an award of the number of Restricted Shares listed above (a “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of common shares specified above (“Restricted Shares”), nominal value CHF 0.03 per share of the Company (each a “Common Share” and collectively, the “Common Shares”), subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the nominal value of the Common Shares in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.
Award. The Restricted Shares awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.
Restrictions and Conditions.
(a)
Any book entries for the Restricted Shares granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)
Restricted Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)
If the Grantee’s Service Relationship with the Company or any Affiliate thereof is voluntarily or involuntarily terminated for any reason (including death or disability) prior to vesting of Restricted Shares granted herein, all Restricted Shares shall immediately and automatically be forfeited and returned to the Company. Notwithstanding the foregoing and subject to applicable law, if the Grantee’s Service Relationship is terminated for Cause (as hereinafter defined) by the Company or any Affiliate thereof or the Grantee violates any continuing obligation or other post-employment or post-termination obligation Grantee may owe to the Company or any Affiliate thereof, the Company, in the Administrator’s sole discretion, may cause the forfeiture or cancellation of any Award granted to Grantee, whether now existing or hereafter formed, and regardless of the form of such Award.
3.
Vesting of Restricted Shares. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee maintains a continuous Service Relationship with the Company or any Affiliate thereof through and including such Dates. Subject to the foregoing, if a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of Restricted Shares specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Subsequent to such Vesting Date or Dates, the Common Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares. The Administrator may at any time accelerate the vesting schedule specified in this Section 3.

4.
Dividends. Dividends on Restricted Shares shall be paid currently to the Grantee.
5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.
Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.
Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Section 8 below, the Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from Common Shares to be issued or released by the transfer agent a number of Common Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.
Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the U.S. Internal Revenue Service and the Company an election under Section 83(b) of the US Tax Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.
No Obligation to Continue Service Relationship. Neither the Company nor any Affiliate thereof is obligated by or as a result of the Plan or this Agreement to maintain a Service Relationship with the Grantee, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate thereof to terminate any Service Relationship of the Grantee at any time.
10.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
13.
Clawback Acknowledgement. The Grantee acknowledges that the Grantee may become subject to the Clawback Policy. The Grantee understands that if the Grantee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Grantee pursuant to such means as the Company and/or the Board may elect. The Grantee agrees that the Grantee shall take all required action to enable such recovery. The Grantee understands that such recovery may be sought and occur after the Grantee’s employment or service with the Company terminates. The Grantee further agrees that the Grantee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification. The Grantee acknowledges and agrees that the Grantee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Grantee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a “Good Reason” (to the extent applicable and as defined in any agreement between the Grantee and the Company or an Affiliate of the Company) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Grantee, or (ii) to constitute a breach of a contract or other arrangement to which the Grantee is a party. This Section 13 is a material term of this Agreement.

[Signature page follows]

CRISPR THERAPEUTICS AG

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address: